[ING Letterhead]                                                 EXHIBIT (d)(12)



Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258-2034


                                          May 24, 2002


         Pursuant to Section 1 of the Investment Management Agreement dated May 9, 2001, amended November 2, 2001 and amended and restated March 1, 2002 between Pilgrim Equity Trust and ING Pilgrim Investments, LLC (Pilgrim Equity Trust was renamed ING Equity Trust and ING Pilgrim Investments, LLC merged into ING Investments, LLC, both as of March 1, 2002) (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Principal Protection Fund IV, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund IV" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the series, is attached hereto.

         Please signify your acceptance to act as Manager under the Agreement with respect to ING Principal Protection Fund IV by signing below.

                                          Very sincerely,



                                          Robert S. Naka
                                          Senior Vice President
                                          ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC


By___________________________
     Michael J. Roland
     Executive Vice President

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT
                DATED MAY 9, 2001, AMENDED NOVEMBER 2, 2001 AND
                       AMENDED AND RESTATED MARCH 1, 2002

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                 (RENAMED ING EQUITY TRUST AS OF MARCH 1, 2002)
                                       AND
                          ING PILGRIM INVESTMENTS, LLC
             (MERGED INTO ING INVESTMENTS, LLC AS OF MARCH 1, 2002)

                             EFFECTIVE MAY 24, 2002

                      ANNUAL INVESTMENT
SERIES                MANAGEMENT FEE               APPROVED BY BOARD     REAPPROVAL DATE
------                --------------               -----------------     ---------------
ING Principal         Offering Phase    0.25%      May 9, 2001           May 9, 2003
Protection Fund       Guarantee Period  0.80%
                      Index Plus
                      LargeCap Period   0.60%

ING Principal         Offering Phase    0.25%      November 2, 2001      September 1, 2003
Protection Fund II    Guarantee Period  0.80%
                      Index Plus
                      LargeCap Period   0.60%

ING Principal         Offering Phase    0.25%      February 26, 2002     September 1, 2003
Protection            Guarantee Period  0.80%
Fund III              Index Plus
                      LargeCap Period   0.60%

ING Principal         Offering Phase    0.25%      May 24, 2002          September 1, 2003
Protection            Guarantee Period  0.80%
Fund IV*              Index Plus
                      LargeCap Period   0.60%

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*  This Amended and Restated Schedule A will be effective with respect to the
   Fund upon the effective date of the initial Registration Statement with respect to the Fund.